UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2022

M-TRON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41391	46-0457944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MPTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2022, the Board of Directors (“Board”) of M-tron Industries, Inc. (“MtronPTI”), nominated and appointed Ivan Arteaga to join the Board, effective immediately.

Mr. Arteaga is the Managing Member and Chief Investment Officer of Arteaga Capital Management, LLC, an investment manager to alternative global investment funds and provider of equity research services.  Mr. Arteaga brings to the Board his extensive financial and investment experience, his knowledge of global financial markets, and his knowledge and experience as an analyst and investor in the communications and satellite industry.

Mr. Arteaga is currently a director of The LGL Group, Inc. until his term ends on December 20, 2022, and formerly served as its Interim Chief Executive Officer from January 2020 to March 2021.  The LGL Group was the former parent company of MtronPTI until its separation on October 7, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 9, 2022	M-TRON INDUSTRIES, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Financial Officer